Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2012 relating to the financial statements and financial statement schedule, which appears in Kraft Foods Groups, Inc.’s Registration Statement on Form 10-12B (File No. 001- 35491) for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

September 28, 2012